Exhibit 25.1
_____________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)
______________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK (Jurisdiction of Incorporation or organization if not a U.S. national bank)	13-4941247 (I.R.S. Employer Identification no.)
66 WALL STREET NEW YORK, NEW YORK (Address of principal executive offices)	10005 (Zip Code)

Deutsche Bank Trust Company Americas
Attention: Catherine Wang
Legal Department
60 Wall Street, 36th Floor
New York, New York 10005
(212) 250 - 7544
(Name, address and telephone number of agent for service)
______________________________________________________

Chesapeake Energy Corporation
(Exact name of obligor as specified in its charter)

Additional Registrants listed on Schedule A hereto

Oklahoma (State or other jurisdiction of Incorporation or organization)	73-1395733 (I.R.S. Employer Identification No.)
6100 North Western Avenue Oklahoma City, Oklahoma (Address of principal executive offices)	73118 (Zip Code)

_____________________________

Debt Securities
(Title of the Indenture securities)

Additional Registrants
Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Chesapeake AEZ Exploration, L.L.C.	Oklahoma	27-2151081
Chesapeake Appalachia, L.L.C.	Oklahoma	20-3774650
Chesapeake-Clements Acquisition, L.L.C.	Oklahoma	20-8716794
Chesapeake E&P Holding, L.L.C.	Oklahoma	27-4485832
Chesapeake Energy Louisiana Corporation	Oklahoma	73-1524569
Chesapeake Energy Marketing, L.L.C.	Oklahoma	73-1439175
Chesapeake Exploration, L.L.C.	Oklahoma	71-0934234
Chesapeake Land Development Company, L.L.C.	Oklahoma	20-2099392
Chesapeake Louisiana, L.P.	Oklahoma	73-1519126
Chesapeake Midstream Development, L.L.C.	Oklahoma	46-1179116
Chesapeake NG Ventures Corporation	Oklahoma	45-2354177
Chesapeake Operating, L.L.C.	Oklahoma	73-1343196
Chesapeake Plains, LLC	Oklahoma	81-3212038
Chesapeake Royalty, L.L.C.	Oklahoma	73-1549744
Chesapeake VRT, L.L.C.	Oklahoma	20-8380083
Compass Manufacturing, L.L.C.	Oklahoma	26-1455378
EMLP, L.L.C.	Oklahoma	27-0581428
Empress, L.L.C.	Oklahoma	26-2809898
GSF, L.L.C.	Oklahoma	26-2762867
MC Louisiana Minerals, L.L.C.	Oklahoma	26-3057487
MC Mineral Company, L.L.C.	Oklahoma	61-1448831
MidCon Compression, L.L.C.	Oklahoma	20-0299525
Nomac Services, L.L.C.	Oklahoma	45-1157545
Winter Moon Energy Corporation	Oklahoma	26-1939483
Northern Michigan Exploration Company, L.L.C.	Michigan	27-2462483
CHK Utica, L.L.C.	Delaware	36-4711997
Sparks Drive SWD, Inc.	Delaware	76-0722336
CHK Energy Holdings, Inc.	Texas	46-1772347
Empress Louisiana Properties, L.P.	Texas	20-1993109

The address, including zip code, and telephone number, including area code, of each of the additional Registrants’ principal executive offices is c/o Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, telephone (405) 935-8000.

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)     Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District) Federal Deposit Insurance Corporation New York State Banking Department	New York, NY Washington, D.C. Albany, NY

(b)    Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.	Not Applicable.

Item 16.	List of Exhibits.

Exhibit 1 -
Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.
Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.
Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, dated July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810.
Exhibit 5 -	Not applicable.
Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.
Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8 -	Not applicable.
Exhibit 9 -	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 1st day of August, 2017.

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/ Carol Ng
By:	Name:	Carol Ng
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS 00623 New York, NY 10005	FFIEC 041 Page 15 of 85 RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for March 31, 2017

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Amount	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	445,000	1.a.
b. Interest-bearing balances (2)			0071	25,674,000	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	0	2.b.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold			B987	0	3.a.
b. Securities purchased under agreements to resell (3)			B989	11,000,000	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a.
b. Loans and leases held for investment	B528	10,906,000			4.b.
c. LESS: Allowance for loan and lease losses	3123	19,000			4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			B529	10,887,000	4.d.
5. Trading assets (from Schedule RC-D)			3545	0	5.
6. Premises and fixed assets (including capitalized leases)			2145	13,000	6.
7. Other real estate owned (from Schedule RC-M)			2150	8,000	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets:					
a. Goodwill			3163	0	10.a.
b. Other intangible assets (from Schedule RC-M)			0426	31,000	10.b.
11. Other assets (from Schedule RC-F)			2160	670,000	11.
12. Total assets (sum of items 1 through 11)			2170	48,728,000	12.
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	37,133,000	13.a.
(1) Noninterest-bearing (4)	6631	31,581,000			13.a.(1)
(2) Interest-bearing	6636	5,552,000			13.a.(2)
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased (5)			B993	1,097,000	14.a.
b. Securities sold under agreements to repurchase (6)			B995	0	14.b.
15. Trading liabilities (from Schedule RC-D)			3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	163,000	16.
17. and 18. Not applicable					
19. Subordinated notes and debentures (7)			3200	0	19.
20. Other liabilities (from Schedule RC-G)			2930	1,185,000	20.
21. Total liabilities (sum of items 13 through 20)			2948	39,578,000	21.
22. Not applicable					

1. Includes cash items in process of collection and unposted debits.
2. Includes time certificates of deposit not held for trading.
3. Includes all securities resale agreements, regardless of maturity.
4. Includes noninterest-bearing demand, time, and savings deposits.
5. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
6. Includes all securities repurchase agreements, regardless of maturity.
7. Includes limited-life preferred stock and related surplus.

DEUTSCHE BANK TRUST COMPANY AMERICAS 00623 New York, NY 10005	FFIEC 041 Page 16 of 85 RC-2